UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 10, 2018

AMAZING ENERGY OIL AND GAS, CO.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-52392

(Commission File No.)

701 S Taylor Street

Suite 470, LB 113

Amarillo, Texas 79101

(Address of principal executive offices and Zip Code)

(855) 448-1922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification of Rights of Security Holders.

Effective September 10, 2018 the sole holder of Series A Preferred Stock (the “Series A Preferred”) of Amazing Energy Oil & Gas, Co. (“Amazing Energy” or the “Company”) has agreed to material modifications of the rights associated with the Series A Preferred.  Jed Miesner is the holder of 9,000 shares of Series A Preferred that possess the right to vote on any matters to which common stock holders of the Company are entitled to vote.  The 9,000 shares of Series A Preferred possess the voting power equivalent to 90,000,000 shares of the Company’s common stock.  Mr. Miesner has agreed, until 1/1/19 to not vote the Series A Preferred shares on any matter not related to a change of control of the Company or its assets.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 10, 2018 Jed Miesner resigned from his positions as President, and Chairman of the Board of Directors (the “Board”) of Amazing Energy.  Mr. Miesner will remain on the Board and will assume the position of Acquisitions Manager for the Company.

Will McAndrew III, the Company’s Chief Executive Officer will assume the duties of President of Amazing, and Board member Tony Alford has been appointed Chairman of the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of September, 2018.

AMAZING ENERGY OIL AND GAS, CO.

BY:
Will McAndrew III, CEO